STELCO INC.
AND
CIBC MELLON TRUST COMPANY
as
Canadian Trustee
AND
THE BANK OF NEW YORK
as
U.S. Trustee
FIRST SUPPLEMENTAL INDENTURE
Dated as of • , 2006
McCarthy Tétrault LLP

Supplementing the Trust Indenture dated as of · , 2006 between Stelco Inc., CIBC Mellon Trust Company, as Canadian trustee, and The Bank of New York, as U.S. trustee, and providing for the issue of 5% Convertible Unsecured Debentures due 2011

TABLE OF CONTENTS

Article 1 - INTERPRETATION	2
1.01 To be Read with Principal Indenture; Governing Law	2
1.02 Definitions	2
1.03 Schedules	9
1.04 Benefits of Indenture	9

Article 2 - THE DEBENTURES	9
2.01 Limit of Issue and Designation of Debentures	9
2.02 Form and Terms of Debentures	9
2.03 Interest	10
2.04 Prescription	11
2.05 Issue of Debentures	11
2.06 Payment of Interest	11
2.07 Book-Based System	11
2.08 Payments of Principal and Interest During Book-Based System	12
2.09 Rank	13
2.10 Register	13
2.11 Restrictions on Transfer	13
2.12 Withholding	14
2.13 Inter-Creditor Agreement	14
2.14 Payment in Event of Redemption, Repurchase, Repayment or Conversion	14

Article 3 - REDEMPTION, PURCHASE AND CANCELLATION OF DEBENTURES	14
3.01 Optional Redemption of Debentures	14
3.02 Places of Payment	15
3.03 Notice of Redemption	15
3.04 Debentures Due on Redemption Date	15
3.05 Deposit of Redemption Monies	15
3.06 Principal Portion of Redemption Amount to be Paid in Common Shares	16
3.07 Failure to Surrender Debentures Called for Redemption	18
3.08 Repurchase of Debentures upon a Change of Control	18
3.09 Cancellation of Purchased Debentures	19

Article 4 - CONVERSION	19
4.01 Conversion Right	19
4.02 Right to Repay Principal Amount in Common Shares on Maturity	20
4.03 Completion of Conversion	22
4.04 Fractional Shares	22
4.05 Relating to the Issue of Common Shares	22
4.06 Taxes and Charges on the Issue of Common Shares	23
4.07 Alternate Election and Exchange	23

- ii -

Article 5 -	ADJUSTMENTS	23
5.01	Adjustment of Conversion Price	23
5.02	Other Adjustment of Conversion Price	27
5.03	Rules Regarding Calculation of Adjustment of Conversion Price	28
5.04	Certificate as to Adjustment	29
5.05	Notice of Special Matters	29
5.06	Notice of Expiry of Conversion Right	29
5.07	Protection of Trustee	30

Article 6 -	RANKING OF DEBENTURES	30
6.01	Ranking	30

Article 7 -	ADDITIONAL COVENANTS OF THE CORPORATION WITH RESPECT TO THE DEBENTURES	30
7.01	Additional Covenants	30

Article 8 -	SATISFACTION AND DISCHARGE	31
8.01	Cancellation and Destruction	31
8.02	Non-Presentation of Debentures	31
8.03	Repayment of Unclaimed Money or Common Shares to Corporation	31
8.04	Release from Covenants	32

Article 9 -	COMMON SHARE INTEREST PAYMENT ELECTION	32
9.01	Interest Payment Election by Delivery of Common Shares to be Liquidated	32
9.02	Interest Payment Election by Delivery of Debenture	34

Article 10 -	MISCELLANEOUS PROVISIONS	35
10.01	Confirmation of Principal Indenture	35
10.02	Acceptance of Trusts	35
10.03	Protection of Trustee	35
10.04	Counterparts and Formal Date	36
10.05	Joint Trustees	36

THIS FIRST SUPPLEMENTAL INDENTURE is made as of • , 2006
BETWEEN
STELCO INC., a corporation existing under the laws of Canada (the “Corporation”)
-and-
CIBC MELLON TRUST COMPANY, a trust company existing under the laws of Canada, (the “Canadian Trustee”) and THE BANK OF NEW YORK, a New York banking corporation, (the “U.S. Trustee” and, together with the Canadian Trustee, the “Trustee”)
WHEREAS:
A. by a trust indenture (the “Principal Indenture”) dated as of • , 2006 between the Corporation and the Trustee, provision was made for the issuance of Debt Securities (as defined in the Principal Indenture) limited to, among other things, the principal amount of Debt Securities issuable in connection with the Plan (as defined in the Principal Indenture) and in respect of interest on Debt Securities issuable in connection with the Plan (the “Debt Securities”), issuable in series;
B. the Corporation desires to provide for the creation and issue of a series of Debt Securities with the designation of “5% Convertible Unsecured Debentures due 2011” (the “Debentures”), all upon the terms and conditions set forth in this First Supplemental Indenture (the “First Supplemental Indenture”);
C. the Corporation is not in default under the Principal Indenture;
D. all necessary acts and proceedings have been done and taken and all necessary resolutions have been passed to authorize the execution and delivery of this First Supplemental Indenture, to make the same effective and binding upon the Corporation, and to make the Debentures, when certified by the Trustee and issued as provided in the Principal Indenture and this First Supplemental Indenture, valid, binding and legal obligations of the Corporation with the benefit and subject to the terms of the Principal Indenture and this First Supplemental Indenture;
E. all necessary acts and proceedings have been done and taken and all necessary resolutions have been passed to authorize the issuance of the Common Shares (as defined below) that may be issued upon conversion, redemption, repurchase or maturity of the Debentures or in order to raise funds for the cash payment of interest payable thereon and to authorize the issuance of the additional Debentures that may be issued in respect of interest payable thereon in lieu of the cash payment subject to receiving all applicable regulatory approvals; and
F. the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee;

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSES, and it is hereby agreed and declared, as follows:
ARTICLE 1 — INTERPRETATION
1.01	To be Read with Principal Indenture; Governing Law.
     This First Supplemental Indenture is supplemental to the Principal Indenture. The Principal Indenture and this First Supplemental Indenture will hereafter be read together and will have effect, so far as practicable, with respect to the Debentures as if all the provisions of the Principal Indenture and this First Supplemental Indenture were contained in one instrument, which instrument will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and will be treated in all respects as Ontario contracts and each of the Corporation, the Trustee and, by their acceptance of the Debentures and the benefits of this First Supplemental Indenture, the Holders from time to time, attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario, except (a) that the exercise, performance or discharge by the U.S. Trustee of any of its rights, powers, duties or responsibilities hereunder will be construed in accordance with the laws of the State of New York and the federal laws of the United States of America applicable thereto and (b) except that if any provision of this First Supplemental Indenture or any Debenture issued hereunder limits, qualifies or conflicts with any duties imposed by section 318(c) of the TIA, the imposed duties will control. The parties hereto expressly request and require that this document be drawn up in English. Les parties aux présentes conviennent et exigent que cette entente et tous les documents qui s’y rattachent soient rédigés en anglais.
1.02	Definitions.
     In this First Supplemental Indenture and the Debentures, unless there is something in the subject matter or context inconsistent therewith:
“Book-Entry Only Debentures” means Debentures issued pursuant to the Book-Based System of the Depository.
“Canadian Government Obligations” means securities that are (i) direct obligations of Canada for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of Canada, the payment of which is unconditionally guaranteed as a full faith and credit obligation by Canada, and also includes a depository receipt issued by a bank or trust corporation, including, CIBC and Mellon Bank, N.A., as custodian with respect to any such Canadian Government Obligation or a specific payment of interest on or principal of any such Canadian Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by Applicable Law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount removed by the custodian in respect of the Canadian Government Obligation or the specific payment of interest on or principal of the Canadian Government Obligation evidenced by such depository receipt.
“Capital Reorganization” has the meaning set out in Section 5.01(5).

“Change of Control” means the acquisition of voting control or direction over 66 2/3% or more of the outstanding Common Shares; provided that a Change of Control will be deemed not to occur if the acquiring Person is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade for a period of at least 30 consecutive days, beginning on the date of such event, or if the Person is a corporation that is not and does not have any outstanding debt securities that are rated at any time during a period of 30 consecutive days beginning on the date of such event, such corporation has Total Common Equity as of the date of the event and as of the Trading Day immediately following such event of at least $• million.
“Closing Date” means the date on which the Debentures are first issued under this First Supplemental Indenture.
“Common Shares” means the Common Shares of the Corporation.
“Common Share Bid Request” means a request for bids to purchase Common Shares (to be issued by the Corporation on the Common Share Delivery Date) made by the Trustee in accordance with the Share Interest Payment Election Notice.
“Common Share Delivery Date” means a date, not more than 90 days and not less than three Business Days prior to the applicable Interest Payment Date, upon which Common Shares are issued by the Corporation and delivered to the Trustee for sale pursuant to Common Share Purchase Agreements.
“Common Share Proceeds Investment” has the meaning set out in Section 9.01(8).
“Common Share Purchase Agreement” means an agreement in customary form between the Corporation, the Trustee and the Persons making acceptable bids pursuant to a Common Share Bid Request, that complies with all Applicable Laws and the rules and regulations of any stock exchange on which the Common Shares are then listed.
“Conversion Notice” has the meaning set out in Section 4.01(2).
“Conversion Number” is 61.868.
“Conversion Price” as of the applicable date of conversion, means the dollar value per Common Share obtained when (i) 1,000 is divided by (ii) the Conversion Number, subject to adjustment from time to time pursuant to Article 5.
“Conversion Value” as at any date, means the amount equal to the Conversion Number multiplied by the Current Market Price of Common Shares as at such date.
“Current Market Price” means, in respect of the Common Shares on any particular date, except as otherwise provided herein, the VWAP of such shares on the TSX for the 20 consecutive Trading Days ending on the fifth Trading Day prior to such date or if the Common Shares are not listed thereon, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by the Board of Directors or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market.

“Debentureholder(s)” or “Holder(s)” means the registered holder(s) of Debentures for the time being.
“Debentures” has the meaning set out in Recital B.
“Debenture Interest Payment Election” means an election by the Corporation to satisfy all or a part of an Interest Obligation in the manner described in the Debenture Interest Payment Election Notice.
“Debenture Interest Payment Election Notice” means a written notice made by the Corporation to the Trustee and the Holders specifying:
(a)	the Interest Obligation to which the election relates, and

(b)	the aggregate principal amount of Debentures the Corporation proposes to deliver in lieu of the interest amount not paid in cash on the Interest Payment Date.
“Depository”, in respect of the Book-Entry Only Debentures, means CDS and includes any successor corporation or any other depository subsequently appointed by the Corporation as the depository in respect of Book-Entry Only Debentures.
“Dividends Paid in the Ordinary Course” means dividends paid on the Common Shares in any financial year of the Corporation, whether in (i) cash, (ii) shares of the Corporation, or (iii) rights, options or warrants to purchase any shares, property or other assets of the Corporation (but excluding rights, options or warrants referred to in Section 5.01(3) or 5.01(4)), in each case to the extent that the amount or value of such dividends in the aggregate does not exceed the greater of:
(a)	150% of the aggregate amount or value of dividends paid by the Corporation on the Common Shares in its immediately preceding financial year, and

(b)	100% of the consolidated net income of the Corporation (before extraordinary items but after dividends payable on all shares ranking prior to or on a parity with the Common Shares with respect to the payment of dividends) for its immediately preceding financial year, determined in accordance with generally accepted accounting principles, and for the purpose of the foregoing where any dividend is paid, otherwise than in cash, any securities so distributed by way of dividend will be valued at the Fair Market Value of such securities.
“Fair Market Value”, as at any date, means:
(a)	with respect to a security listed and posted on a stock exchange, the VWAP of such security for the 20 Trading Days immediately preceding such date on the stock exchange on which the greatest volume of trading in the security occurred during such 20 Trading Day period;

(b)	with respect to a security not listed and posted on a stock exchange but traded in an over-the-counter market, the VWAP of such security on such over-the-counter market for the 20 Trading Days immediately preceding such date; or

(c)	for any other security or property, the fair market value thereof at such date as determined by an Independent Member of the Investment Dealers Association of Canada selected from time to time by the Board of Directors for such purpose.
“First Supplemental Indenture”, “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this First Supplemental Indenture dated as of · , 2006 and not to any particular Article, Section or other portion hereof, and include any and every instrument supplemental or ancillary hereto or in implementation hereof, and the expression “Article” or “Section” followed by a number means and refers to the specified Article or Section of this First Supplemental Indenture unless otherwise expressly stated.
“Freely Tradeable” means, in respect of shares of any class in the capital of any corporation, shares that:
(a)	are issuable by a corporation without the necessity of filing a prospectus or any other similar offering document (other than such prospectus or similar offering document that has already been filed) under Applicable Securities Laws and such issue does not constitute a distribution (other than a distribution already qualified by prospectus or similar offering document) or constitutes an exempt distribution under Applicable Securities Laws;

(b)	can be traded by the holder thereof without any restriction under Applicable Securities Laws, such as hold periods, except in the case of a trade that is a control distribution; and

(c)	are traded when no unusual effort is made to prepare the market or to create a demand for the shares, no extraordinary commission or consideration is paid to a Person in respect of the trade and if the selling shareholder is an insider or officer of the issuer, the selling shareholder has no reasonable grounds to believe that the issuer is in default of Applicable Securities Law.
“Global Debenture” means one or more fully registered global Debentures as described in Section 2.07.
“Indenture” (when not qualified by the word “Principal” or the words “First Supplemental”) means or refers to the Principal Indenture as amended or supplemented by any indenture, deed or instrument supplemental or ancillary thereto, including this First Supplemental Indenture.
“Independent Member of the Investment Dealers Association of Canada” means a member firm of the Investment Dealers Association of Canada that, in the determination of the Board of Directors acting reasonably, is independent of the Corporation and the issuer of any securities that are the subject matter of the engagement having regard to, among other things, the considerations set out in Rule 61-501 of the Ontario Securities Commission or any successor instrument in force in the Province of Ontario.

“Inter-Creditor Agreement” means an inter-creditor agreement between, among others, Tricap, the lenders under the New ABL Facility, the Canadian Trustee, the U.S. Trustee, the Province and the Corporation setting out among other things the relative rights and priorities of the obligations and security under the New ABL Facility, the Secured Revolving Term Loan, the New Province Note, the Debenture and the New Convertible 9.5% Notes, on a basis consistent with the terms of the Plan.
“Interest Obligation” means the obligation of the Corporation to pay interest on the Debentures, as and when the same becomes due.
“Interest Payment Date” means • and • in each year, the first Interest Payment Date being • , 2006 and the last Interest Payment Date being • , 2011.
“Investment Grade” means a rating equal to or higher than BBB- by Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., or BBB (low) or higher by Dominion Bond Rating Service Limited (or the equivalent rating by any of their respective successor rating agency businesses).
“Maturity Date” means • , 2011 or such other date on which the Debentures become due and payable, whether by declaration of acceleration, call for redemption or otherwise.
“Maturity Notice” has the meaning set out in Section 4.02(1).
“New ABL Facility” means the asset-based loan facility, secured by a first priority security interest in the inventory and accounts receivable of the Corporation, between the Corporation, General Electric Capital Canada Inc. and CIT Business Credit Canada Inc. in an aggregate principal amount of $600 million.
“New Collective Bargaining Agreements” means, collectively, the Renewal 1005 Collective Bargaining Agreement and the Renewal 8782 Collective Bargaining Agreement.
“New Convertible 9.5% Notes” means the secured convertible 9.5% notes issued by Stelco pursuant to the second supplemental indenture to the Principal Indenture.
“New Province Note” means the $100 million advanced by the Province to the Corporation as evidenced by the promissory note to be issued by the Corporation.
“Offer to Purchase” means an offer to purchase Debentures made by the Corporation to the Holders in accordance with Section 3.08.
“Payment Date” has the meaning set out in Section 3.08(1).
“Physical Debentures” means Debentures in the form of individual certificates in definitive fully registered form issued pursuant to Section 2.02 and substantially in the form of Schedule A.
“Property Account” means a segregated trust account with a Qualified Institution.
“Province” means Her Majesty the Queen in Right of the Province of Ontario.

“Qualified Institution” means a Canadian chartered bank or trust company.
“Recognized Stock Exchange” means the TSX or any other stock exchange on which the Common Shares are then listed.
“Redemption Amount” has the meaning set out in Section 3.03.
“Redemption Date” has the meaning set out in Section 3.01(1).
“Redemption Notice” has the meaning set out in Section 3.03.
“Renewal 1005 Collective Bargaining Agreement” means the renewal Collective Bargaining Agreement between the Corporation and Local 1005 of the USW for the Stelco Hamilton operations that will be in effect after the current Collective Bargaining Agreement (August 1, 2002 — July 31, 2006).
“Renewal 8782 Collective Bargaining Agreement” means the renewal Collective Bargaining Agreement between the Corporation and Local 8782 of the USW for the Stelco Lake Erie operations that will be in effect after the current Collective Bargaining Agreement (August 1, 2000 — July 31, 2004).
“Rights Period” and “Rights Offering” have the meanings set out in Section 5.01(3).
“Rights Offering Price” has the meaning set out in Section 5.01(6).
“Secured Revolving Term Loan” means the $350 million secured revolving term loan provided by Tricap to the Corporation.
“Senior Debt” means the principal of, the premium (if any) and interest on: (i) indebtedness, including indebtedness represented by the Debentures, for money borrowed by the Corporation or for money borrowed by others for the payment of which the Corporation is liable; (ii) indebtedness incurred, assumed or guaranteed by the Corporation in connection with the acquisition by it or by others of any business, property, services or other assets excluding indebtedness incurred in relation to any such acquisitions made in the ordinary course of business; and (iii) renewals, extensions and refundings of any such indebtedness, unless, in any of the cases specified above, it is provided by the terms of the instrument creating or evidencing such indebtedness that such indebtedness is subordinated in right of payment to any other indebtedness.
“Share Interest Payment Election” means an election by the Corporation to raise funds in order to satisfy all or a part of an Interest Obligation in the manner described in the Share Interest Payment Election Notice.
“Share Interest Payment Election Amount” means the aggregate proceeds resulting from the sale of Common Shares on the Common Share Delivery Date pursuant to acceptable bids obtained pursuant to the Common Share Bid Requests.
“Share Interest Payment Election Notice” means a written notice made by the Corporation to the Trustee specifying:
(a)	the Interest Obligation to which the election relates;

(b)	the amount of proceeds that the Corporation wishes to raise;

(c)	the investment banks, brokers or dealers through which the Trustee will seek bids to purchase the Common Shares and the conditions of such bids, that may include the minimum number of Common Shares, minimum price per Common Share, timing for closing for bids and such other matters as the Corporation may specify; and
that the Trustee will solicit and accept through the investment banks, brokers or dealers selected by the Corporation only those bids which comply with such notice.
“Share Redemption Right” has the meaning set out in Section 3.01(1).
“Share Repayment Right” has the meaning set out in Section 4.02(1).
“Special Distribution” has the meaning set out in Section 5.01(4).
“Taxes” has the meaning set out in Section 2.12(1).
“Total Common Equity” of any Person means, as of any day of determination, the product of (i) the aggregate number of outstanding common shares of such Person on such day (which will not include any options or warrants on, or securities convertible or exchangeable into, common shares of such Person) and (ii) the VWAP of such common shares over the 20 consecutive Trading Days immediately preceding such day.
“Trading Day” means, with respect to any Recognized Stock Exchange or any other market for securities, any day on which such exchange or market is open for trading or quotation.
“Tricap” means Tricap Management Limited.
“TSX” means the Toronto Stock Exchange.
“USW” means the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union.
“Voting Shares” means, with respect to any Person, shares of any class or kind ordinarily having the power to vote for the election of voting members of the governing body of such Person.
“VWAP” means, in respect of a security, the volume weighted average trading price of such security on the TSX for a specified period, calculated including only trades made on the TSX during normal trading hours (prior to 4 p.m.) and excluding internal trades and special TSX markers to the extent identifiable through TSX reports issued in the ordinary course.
“Wholly-Owned Subsidiary” means any corporation of which the Corporation beneficially owns, directly or indirectly, all the Voting Shares and equity shares and a corporation will be deemed to beneficially own Voting Shares and equity shares beneficially owned by a Wholly-Owned Subsidiary and so on indefinitely.
“Written Order” or “Written Request” means a written order or request, respectively, signed in the name of the Corporation by an authorized officer of the Corporation.

Except as otherwise defined in this Section 1.02, other expressions defined in the Principal Indenture have the same meanings in this First Supplemental Indenture as so defined in the Principal Indenture; and unless otherwise expressly provided in this First Supplemental Indenture, words importing only the singular number include the plural and vice versa and words importing any gender include all genders.
1.03 Schedules.
     The following Schedules form part of this First Supplemental Indenture:

Schedule A	—	Form of Debenture
Schedule B	—	Form of Redemption Notice
Schedule C-1	—	Form of Maturity Notice
Schedule C-2	—	Form of Conversion Notice
Schedule D	—	Principal Amount Grid
1.04 Benefits of Indenture.
     For greater certainty, this First Supplemental Indenture is being entered into by the Corporation with the Trustee for the benefit of the Holders and, in certain circumstances, the Corporation and the Trustee declares that it holds all rights, benefits and interests of this First Supplemental Indenture on behalf of, and as agent for, the Holders and each such Person who becomes a Holder of the Debentures from time to time and, in certain circumstances, the Corporation.
ARTICLE 2 — THE DEBENTURES
2.01	Limit of Issue and Designation of Debentures.
     The Debentures authorized to be issued hereunder consist of, and are limited to $300,000,000 aggregate principal amount in lawful money of Canada and the additional aggregate principal amount in lawful money of Canada of Debentures issued in respect of interest accruing on the Debentures. The Debentures are designated as “5% Convertible Unsecured Debentures due 2011.”
2.02	Form and Terms of Debentures.
     The Debentures will bear interest from and including • , 2006 at the rate of 5% per annum (after as well as before maturity, default and judgment, with interest on overdue interest at the said rate), except that interest will accrue on any additional Debentures issued by the Corporation in payment of interest on the additional Debentures as provided for herein from and including the date of the issue of such additional Debentures, payable in equal semi-annual instalments in arrears on each Interest Payment Date, and will mature on the Maturity Date.
     Subject to early redemption, repurchase or conversion pursuant to the terms hereof and Section 4.02, the principal of the Debentures will be payable on the Maturity Date in lawful money of Canada against surrender thereof by the Holder at any of the places at which a register is maintained pursuant to Section 2.10 or at such place or places as may be designated by the Corporation for that purpose.
     The Debentures will be issued as fully registered Debentures, without coupons, in denominations of $1,000 and integral multiples of $1,000 (except with respect to additional Debentures issued in lieu of cash payments of interest, which additional Debentures may be issued in any denomination), will be redeemable as provided for in Article 3 and will be convertible as provided for in Article 4.
     The Debentures will be issuable as one or more global debentures (the “Global Debentures”) held by, or on behalf of, CDS, as depository, for its Participants and registered in the name of CDS or its nominee. The Debentures will be substantially in the form set out in Schedule A hereto with changes as may be reasonably required by CDS and which are not prejudicial to the holders of the Debentures, and any other changes as may be approved or permitted by the Corporation, with such approval in each case to be conclusively deemed to have been given by the officers of the Corporation executing the same and will have appended thereto a principal amount grid in the form of Schedule D which will be appropriately adjusted at such times as Debentures are issued, converted, redeemed or repurchased in accordance with the terms hereof.
2.03 Interest.
     Each Debenture issued hereunder, whether issued originally or in exchange for another Debenture, will bear interest daily from and including • , 2006 or from and including the last Interest Payment Date on which interest was paid or made available for payment on the Debentures then outstanding, whichever is the later (provided, however, that interest will accrue on any additional Debentures issued by the Corporation in payment of interest on the additional Debentures as provided for herein from and including the date of the issue of such additional Debentures or from and including the last Interest Payment Date on which interest was paid or made available for payment on the such additional Debenture then outstanding, which ever is later), to but excluding the earlier of:
(a)	if called for redemption, the Redemption Date;

(b)	if repurchased in accordance with Section 3.08, the Payment Date;

(c)	if converted in accordance with Section 4.01, the date on which the conversion occurs; and

(d)	the Maturity Date;
upon due presentation and surrender thereof for payment on or after the appropriate date and prior to the setting aside of the appropriate amount pursuant to Article 8. Interest on the Debentures will be computed on the basis of a 365-day year (or 366 days in case of a leap year) based on the actual number of days elapsed and will accrue from day to day) for the purposes of the Interest Act (Canada).

2.04	Prescription.
     The right of the Debentureholders to exercise their rights under this Indenture will become void unless the Debentures are presented for payment within a period of two years from the Maturity Date, after which payment thereof will be governed by the provisions of Article 8. The Corporation will have satisfied its obligations under the Debentures upon remittance to the Trustee for the account of the Debentureholders, upon redemption, repurchase, conversion or at the Maturity Date, of any and all consideration due hereunder in money or by the delivery of Common Shares, subject to and in accordance with the provisions of this First Supplemental Indenture, and such remittance will for all purposes be deemed a payment to the Debentureholders, and to that extent such Debentures will thereafter not be considered as outstanding and the Debentureholders will have no right, except to receive payment out of the money so paid and deposited or Common Shares deposited upon surrender of its Debentures.
2.05	Issue of Debentures.
     Debentures in such aggregate principal amounts as the Board of Directors will determine and in lawful money of Canada will be executed by the Corporation from time to time and, forthwith after such execution, will be delivered to the Trustee and will be certified or authenticated by the Trustee and delivered to or to the order of the Corporation in accordance with the terms of Section 2.06 of the Principal Indenture. The Trustee will receive no consideration for the certification of Debentures.
2.06	Payment of Interest.
     Subject to early redemption, repurchase or conversion pursuant to the terms hereof, as the interest on the Debentures becomes payable (except interest payable at maturity, repurchase or on redemption that may, at the option of the Corporation, be paid upon presentation and surrender of such Debentures for payment and, in the event of conversion pursuant to Article 4, interest will be paid immediately prior to completion of a conversion in accordance with Section 4.03(3)), the Corporation will make such payment in accordance with the terms of Section 4.02 of the Principal Indenture and may, at the option of the Corporation subject to receipt of all necessary regulatory approvals, be paid in additional Debentures in the manner set forth in Section 9.02 (except that notwithstanding the Corporation’s election to pay such interest in additional Debentures, the Corporation may, at its option, make any interest payment not exceeding $1,000 to any Holder in money).
2.07	Book-Based System.
     (1) Debentures will be issued as Book-Entry Only Debentures and will be represented by the Global Debentures together with the legend provided for in Section 2.07(2). The Global Debentures will be held by, or on behalf of, the Depository as depository of the Participants in the Book-Based System and will be registered in the name of “CDS & Co.” (or such other name as the Depository may use from time to time as its nominee for the purposes of the Book-Based System).
     (2) The Global Debentures will bear a legend in substantially the following form subject to modification as required by the Depository:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED (“CDS”) TO THE CORPORATION OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS AN INTEREST HEREIN. THIS CERTIFICATE IS SUBJECT TO A MASTER LETTER OF REPRESENTATION OF THE CORPORATION TO CDS, AS SUCH LETTER MAY BE REPLACED OR AMENDED FROM TIME TO TIME.”
     (3) Subject to the terms of any agreement between the Corporation and CDS or other Depositary, beneficial holders of the Debenture will have no right to receive definitive Debentures.
2.08	Payments of Principal and Interest During Book-Based System.
     (1) Subject to Sections 3.06, 3.08, 4.02 and Article 9, as payments in respect of principal and interest on the Debentures represented by the Global Debentures become due, the Corporation will (except in cases of payments on maturity or on redemption, repurchase or conversion that may, at the option of the Corporation, be made only upon presentation and surrender of the Global Debentures), no later than on the applicable Interest Payment Date or on the Maturity Date, as the case may be, at the option of the Corporation:
(a)	deliver or cause to be delivered to the Trustee c/o the Canadian Trustee at its principal office in the City of Toronto, at or before 10:00 a.m. at least two Business Days before such Interest Payment Date or Maturity Date, a cheque for the amount of such payment (less any Taxes required to be deducted) payable on such Interest Payment Date or Maturity Date, as the case may be, to the order of the Canadian Trustee and negotiable at par; or

(b)	deliver or cause to be delivered to the principal office of the Depository in the City of Toronto, at or before 11:00 a.m. at least one Business Day before such Interest Payment Date or Maturity Date, a cheque for the amount of such payment (less any Taxes required to be deducted) payable on such Interest Payment Date or Maturity Date, as the case may be, to the order of the Depository and negotiable at par; or

(c)	provide to the Depository such payment (less any Taxes required to be deducted) by electronic funds transfer to an account designated by the Depository, at or before 10:00 a.m. on such Interest Payment Date or Maturity Date, as the case may be.
     (2) For so long as the Depository is the registered Holder of the Global Debentures, the Trustee will, upon receipt of any payment from the Corporation pursuant to Section 2.08(1):

(a)	deliver to the Depository, as the registered Holder of the Global Debentures at or before 11:00 a.m. at least one Business Day before the applicable Interest Payment Date or the Maturity Date, a cheque payable on such Interest Payment Date or Maturity Date, as the case may be; or

(b)	provide payment to the Depository, as the registered Holder of the Global Debentures, by electronic funds transfer to an account designated by the Depository, at or before 10:00 a.m. on the applicable Interest Payment Date or Maturity Date, as the case may be, provided that the Corporation has provided to the Trustee such payment (less any Taxes required to be deducted) by electronic funds transfer to an account designated by the Trustee, at or before 10:00 a.m. on at least two Business Days before such Interest Payment Date or Maturity Date, as the case may be;
for all amounts due in respect of such principal and interest on the Debentures represented by the Global Debentures for credit by the Depository to Participants’ accounts, provided that the Trustee and the Depository may agree to an alternate method of payment (including payment through the facilities of the Depository).
2.09	Rank.
     The Debentures certified and issued under this Indenture rank pari passu with one another, in accordance with their tenor without discrimination, preference or priority. The payment of the principal of and interest on the Debentures ranks pari passu with the Senior Debt, as provided in Article 6.
2.10	Register.
     The Corporation will cause to be kept by the Trustee, at the principal office of the Canadian Trustee in the City of Toronto, a central register, and in such other place or places by the Trustee or by such other registrar or registrars, if any, as the Corporation with the approval of the Trustee may designate, branch registers, in which will be entered the names and latest known addresses of the Holders of Debentures and the other particulars prescribed by law of the Debentures held by them respectively and all transfers of Debentures. Such registration will be noted on the Debentures by the Trustee or other registrar. No transfer of a Debenture will be effective as against the Corporation unless made on one of the appropriate registers by the registered Holder or its executors or administrators or other legal representatives or its or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, upon compliance with Applicable Law, upon compliance with such requirements as the Trustee or other Registrar or both may prescribe, and unless such transfer has been duly noted on such Debenture by the Trustee or other Registrar.
2.11	Restrictions on Transfer.
     No transfer of a Debenture will be registered during the period beginning 15 Business Days before the day of the mailing of (a) a notice of redemption of the Debentures, or (b) an offer to purchase the Debentures pursuant to Section 3.08, and ending at the close of business on the day of such mailing or during the periods commencing on any Regular Interest Record Date or Special Interest Record Date and ending on the next following Interest Payment Date.

2.12	Withholding.
     (1) Any payments made by or on behalf of the Corporation under or with respect to the Debentures will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory of Canada or by any authority or agency thereof or therein having power to tax (collectively, “Taxes”), unless the Corporation or any other payor is required to withhold or deduct Taxes by Applicable Law or by the interpretation or administration thereof by the relevant Governmental Authority. If the Corporation is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Debentures, the Corporation will make such withholding or deduction and will remit the full amount withheld or deducted to the relevant Governmental Authority as and when required by Applicable Law.
     (2) Within 30 days after the date the payment of any Taxes is due pursuant to Applicable Law, the Corporation will furnish to the Holders certified copies of tax receipts evidencing such payment by the Corporation.
2.13	Inter-Creditor Agreement.
     The Trustee is authorized and directed to enter into the Inter-Creditor Agreement in respect of the Debentures.
2.14	Payment in Event of Redemption, Repurchase, Repayment or Conversion
     In the event of any payment to be made for redemption, repurchase, repayment or conversion hereunder, under no circumstances will interest accrue or be paid by the Corporation, Paying Agent or Trustee to persons having deposited Debentures for any such redemption, repurchase, repayment or conversion, regardless of any delay in making such payment.
     The Paying Agent or Trustee, as the case may be, will act as the agent of the persons depositing Debentures for any redemption, repurchase, repayment or conversion for the purpose of receiving payment from the Corporation and transmitting payment from the Corporation and transmitting payment to such persons, and receipt of payment by the Paying Agent or Trustee, as the case may be, will be deemed to constitute receipt of payment by persons depositing Debentures for any redemption, repurchase, repayment or conversion.
     Settlement with persons who deposit Debentures will be effected by the Paying Agent or Trustee, as the case may be, forwarding certificates for Common Shares and cheques, if applicable, payable in Canadian funds by first class mail, postage prepaid.
ARTICLE 3 - REDEMPTION, PURCHASE AND CANCELLATION OF DEBENTURES
3.01	Optional Redemption of Debentures.
     (1) The Corporation will have the right at its option and subject to receiving all applicable regulatory approvals to redeem all, but not less than all, of the Debentures (the “Share Redemption Right”), at any time after the earlier of:

(a)	the first date that both New Collective Bargaining Agreements are in effect; and

(b)	the first date that the VWAP for the 20 Trading Days immediately preceding such date is at least $15.00, upon not less than 30 days’ prior notice at a redemption price equal to the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest, if any, to but not including the date selected for redemption (the “Redemption Date”).
     (2) Concurrently with providing the notice contemplated in Section 3.03, the Corporation will provide the Trustee with a Certificate of the Corporation setting forth the details of any redemption contemplated by this Section 3.01 (including eligibility and interest calculations, if necessary) that the Trustee may rely upon without any independent obligation to verify the accuracy of information set out therein.
3.02	Places of Payment.
     The Redemption Amount will be payable upon presentation and surrender of the Debentures called for redemption at any of the places where the register is maintained pursuant to Section 2.10 or at any other places specified in the Redemption Notice.
3.03	Notice of Redemption.
     Notice of redemption of the Debentures (the “Redemption Notice”) must be given by the Corporation to the Trustee and Holders in the form set forth in Schedule B hereof and in the manner provided in Sections 12.01 and 12.03 of the Principal Indenture. Every such notice will specify the aggregate principal amount of Debentures called for redemption (which together with accrued and unpaid interest on the Debentures, if any, to but not including the Redemption Date, being redeemed will constitute the redemption amount (the “Redemption Amount”)), the Redemption Date, the places of payment, and the right of the Holders to convert such Debentures as provided in Article 4 and must state that interest upon the principal amount of Debentures called for redemption will cease to be payable from and after the Redemption Date.
3.04	Debentures Due on Redemption Date.
     Upon a Redemption Notice being given in accordance with Section 3.03, the Redemption Amount will be due and payable on the Redemption Date specified in such notice and with the same effect as if it were the Maturity Date of such Debentures, the provisions hereof or of any such Debentures notwithstanding, and, from and after such Redemption Date, interest will cease, unless payment of the Redemption Amount is not made on presentation for surrender of such Debentures at any of the places specified in Section 3.02, on or after the Redemption Date and prior to the setting aside of the Redemption Amount pursuant to Article 8.
3.05	Deposit of Redemption Monies.
     Upon Debentures being called for redemption as provided for in Section 3.03, but subject to Section 3.06, the Corporation will deposit with the Trustee or any Paying Agent to the order of the Trustee or for the account of the Trustee, on or prior to the Redemption Date specified in the Redemption Notice, such certificates and sums as are sufficient to pay the Redemption Amount of the Debentures (less any Taxes required to be deducted). From the certificates and sums so deposited, the Trustee will pay or cause to be delivered or paid to the Holders, upon surrender of the Debentures, the Redemption Amount thereof.
3.06	Principal Portion of Redemption Amount to be Paid in Common Shares.
     (1) The Corporation will satisfy its obligation to pay the principal portion of the Redemption Amount by issuing and delivering to Holders on the Redemption Date for each $1,000 principal amount of Debentures that number of Common Shares equal to the Conversion Number.
     (2) The Corporation covenants that, in order to facilitate the exercise of the option to redeem the Debenture by the Corporation, the Corporation will prior to completion of the redemption pursuant to Section 3.01:
(a)	arrange and provide for the issue of the Common Shares to be issued on redemption by the Corporation from the treasury of the Corporation and such that the said Common Shares will be Freely Tradeable in each province and territory of Canada and fully paid and non-assessable;

(b)	obtain and maintain the listing or quoting of such additional Common Shares on a Recognized Stock Exchange;

(c)	be a reporting issuer or equivalent in good standing or equivalent under Applicable Securities Laws in the Province of Ontario and the other jurisdictions in Canada in which the beneficial Holders of the Debentures that are being converted, if reasonably ascertainable, are resident (unless not in Canada);

(d)	ensure that no Event of Default will have occurred and be continuing;

(e)	deliver to the Trustee a Certificate of the Corporation stating that covenants (a), (b), and (c) above have been carried out, performed or observed and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Debentures and the calculation of the Conversion Number; and

(f)	deliver or cause to be delivered to the Trustee an Opinion of Counsel to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this First Supplemental Indenture in payment of the Conversion Value of the Debentures outstanding, will be validly issued as fully paid and non-assessable, that covenants (a) and (b) above have been carried out or performed and that, relying exclusively on certificates of good standing or no default issued by the relevant securities regulatory authorities, covenant (c) above is carried out or observed, except that the opinion in respect of covenant (c) need not be expressed with respect to those jurisdictions where such certificates are not issued.
     If the foregoing covenants are not carried out, performed or observed prior to the completion of the redemption pursuant to Section 3.01(1) such failure or neglect on the part of the

Corporation will be an event that is subject to the provisions of Section 6.01(c) of the Principal Indenture.
     (3) In the event that the Corporation exercises its Share Redemption Right, the Corporation will on the Redemption Date deliver to the Trustee for delivery to and on account of the Holders, certificates representing the Common Shares to which such Holders are entitled and a cheque or electronic funds transfer representing accrued and unpaid interest. Upon presentation and surrender of the Debentures by a Holder at any place where the register is maintained or any other place specified in the Redemption Notice, the Trustee will deliver the certificates representing such Common Shares and any such interest payment to the Holder.
     (4) No fractional Common Shares will be delivered upon the exercise of the Share Redemption Right but, in lieu thereof, the Corporation will pay to the Trustee for the account of the Holders, at the time contemplated in Section 3.01(1), the cash equivalent thereof determined on the basis of the Current Market Price of the Common Shares on the Redemption Date (less any Taxes required to be deducted).
     (5) A Holder will be treated as the shareholder of record of the Common Shares issued on due exercise by the Corporation of its Share Redemption Right effective immediately after the opening of business on the Redemption Date, and will be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including stock dividends and dividends or distributions in kind) thereon and arising thereafter, and in the event that the Trustee receives the same, it will hold the same in trust for the benefit of such Holder.
     (6) The Corporation will at all times reserve and keep available out of its authorized Common Shares (if the number thereof becomes limited) solely for the purpose of issue and delivery upon the exercise of the Share Redemption Right as provided herein, and will issue to Debentureholders to whom Common Shares will be issued pursuant to exercise of the Share Redemption Right, such number of Common Shares as will be issuable in such event.
     (7) The Corporation will comply with all Applicable Securities Laws regulating the issue and delivery of Common Shares upon exercise of the Share Redemption Right.
     (8) The Corporation will from time to time promptly pay, or make provision satisfactory to the Trustee for the payment of all Taxes and charges that may be imposed by the laws of Canada or any province thereof (except income tax or withholding tax, if any) and which will be payable with respect to the issuance or delivery of Common Shares to Holders upon exercise of the Share Redemption Right pursuant to the terms of the Debentures and this First Supplemental Indenture.
     (9) If the principal portion of the Redemption Amount (or any portion thereof) to which a Holder is entitled is subject to withholding taxes and the Holder does not, upon request, provide cash to the Trustee sufficient to satisfy such withholding tax liability, the Trustee, on the direction of the Corporation but for the account of the Holder, will sell, through the investment banks, brokers or dealers selected by the Corporation, out of the Common Shares issued by the Corporation for this purpose, such number of Common Shares that is sufficient to yield net proceeds (after payment of all costs) to cover the amount of Taxes required to be withheld, and will remit same on behalf of the Corporation to the proper tax authorities within the period of time prescribed for this purpose under Applicable Laws.

3.07	Failure to Surrender Debentures Called for Redemption.
     If the Holder of any Debentures called for redemption in accordance with Section 3.03 should, within 30 days after the Redemption Date, fail to surrender any of such Debentures or fail within such time to (a) accept payment of the Redemption Amount payable in respect thereof, including the accepting the delivery of the Common Shares issued and delivered pursuant to the provisions hereof, or (b) give such receipt therefor, if any, as the Trustee may require, such Redemption Amount, including such Common Shares, will be set aside in trust for such Holder, in accordance with Article 8, and such setting aside will for all purposes be deemed a payment to the Debentureholder of the sum and Common Shares so set aside, and to that extent, such Debentures will thereafter not be considered as outstanding hereunder and the Debentureholder will have no right, as of the Redemption Date, except to receive payment out of the money so paid and deposited and Common Shares so deposited, upon surrender of its Debentures, without interest thereon.
3.08	Repurchase of Debentures upon a Change of Control.
     (1) The Corporation must commence, within 45 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Debentures then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to but not including the date of purchase (the “Payment Date”). Prior to the mailing of the notice to Holders commencing such Offer to Purchase, but in any event within 45 days following any Change of Control, the Corporation must (i) repay in full all indebtedness of the Corporation that would prohibit the repurchase of the Debentures pursuant to such Offer to Purchase, or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Corporation to permit the repurchase of the Debentures. The Corporation must first comply with the provisions of the immediately preceding sentence before it is required to repurchase Debentures pursuant to this Section 3.08.
     (2) An Offer to Purchase will be commenced by mailing a notice to the Trustee and each Holder stating: (a) the covenant contained herein pursuant to which the offer is being made and that all Debentures validly tendered will be accepted for payment; (b) the purchase price and the Payment Date; (c) that any Debenture not tendered will continue to accrue interest pursuant to its terms; (d) that, unless the Corporation defaults in the payment of the purchase price, any Debenture accepted for payment pursuant to the Offer to Purchase will cease to accrue interest on and after the Payment Date; (e that Holders electing to have a Debenture purchased pursuant to the Offer to Purchase will be required to surrender the Debenture to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (f) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Debentures delivered for purchase and a statement that such Holder is withdrawing its election to have such Debentures purchased; and (g) that Holders whose Debentures are being purchased only in part will be issued replacement Debentures equal in principal amount to and as evidence of the same underlying indebtedness as was evidenced by the unpurchased portion of the Debentures surrendered; provided that each Debenture purchased and each replacement Debenture issued will be in a principal amount of $1,000 or integral multiples thereof, except if interest has been paid in additional Debentures so as to result in Debentures being outstanding in denomination of other than $1,000 or integral multiples thereof in which case Debenture may be purchased and replaced in any denominations.
     (3) On the Payment Date, the Corporation will (a) accept for payment Debentures or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Debentures or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Debentures or portions thereof so accepted together with a Certificate of the Corporation specifying the Debentures accepted for payment by the Corporation.
     (4) The Paying Agent will as soon as practicable mail to the Holders of Debentures who have so accepted payment in an amount equal to the purchase price, and the Trustee will promptly authenticate and mail to such Holders a replacement Debenture equal in principal amount to any unpurchased portion of the Debenture surrendered; provided that each Debenture purchased and each replacement Debenture issued will be in a principal amount of $1,000 or integral multiples thereof, except if interest has been paid in additional Debentures so as to result in Debentures being outstanding in denomination of other than $1,000 or integral multiples thereof in which case Debenture may be purchased and replaced in any denomination.
     (5) The Corporation will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date.
     (6) The Trustee will act as the Paying Agent for an Offer to Purchase provided that it has been funded and indemnified to its reasonable satisfaction by the Corporation.
     (7) The Corporation will comply with all Applicable Securities Laws in the event that the Corporation is required to repurchase Debentures pursuant to an Offer to Purchase in connection with a Change of Control.
3.09	Cancellation of Purchased Debentures.
     All Debentures redeemed or purchased in whole or in part pursuant to this Article 3 will be forthwith delivered to and cancelled by the Trustee and may not be reissued or resold and no Debentures will be issued in substitution therefor.
ARTICLE 4 — CONVERSION
4.01	Conversion Right.
     (1) Each Holder will have the right at any time prior to the close of business on the Business Day immediately preceding the Maturity Date or, if called for redemption under Section 3.03, the Business Day immediately preceding the Redemption Date, at its option to convert each $1,000 principal amount of its Debentures into that number of Common Shares equal to the Conversion Number, all on the terms and subject to compliance with the provisions of this Article 4, provided that the only shares issuable on conversion of the Debentures will be “prescribed securities” as defined in Regulation 6208 to the Income Tax Act (Canada).
     (2) In order to exercise its option to convert provided pursuant to Section 4.01(1), a Holder will be required to deliver to the Trustee at any of the places at which a register is maintained pursuant to Section 2.10 or any other place specified in the Maturity Notice or the Redemption Notice, as the case may be, on or prior to the Business Day immediately preceding the Maturity Date or the Redemption Date, as the case may be, a conversion notice in the form set forth in Schedule C-2 (the “Conversion Notice”) duly completed and executed by the Holder or its executors or administrators or other legal representatives or its or their attorney duly appointed by instrument in form and execution satisfactory to the Trustee, together with the related Debentures.
     (3) The Corporation covenants that, in order to facilitate the exercise of an option to convert by a Holder, the Corporation will, not later than following receipt of a Conversion Notice from the Holder and prior to completion of the conversion pursuant to Section 4.03:
(a)	arrange and provide for the issue of the Common Shares to be issued on conversion by the Holder from the treasury of the Corporation and such that the said Common Shares will be Freely Tradeable in each province and territory of Canada and fully paid and non-assessable;

(b)	obtain and maintain the listing or quoting of such additional Common Shares on a Recognized Stock Exchange; and

(c)	be a reporting issuer or equivalent in good standing or equivalent under Applicable Securities Laws in the Province of Ontario and the other jurisdictions in Canada in which the beneficial Holders of the Debentures that are being converted, if reasonably ascertainable, are resident (unless not in Canada).
If the foregoing covenants are not carried out, performed or observed prior to the completion of the conversion pursuant to Section 4.03 such failure or neglect on the part of the Corporation will be an event that is subject to the provisions of Section 6.01(c) of the Principal Indenture.
     (4) The Holder of a Debenture surrendered for conversion will be entitled to receive accrued and unpaid interest in respect thereof for the period from the date of the latest Interest Payment Date up to but not including the date of conversion provided that instalments of interest on the Debenture, where the date of conversion is subsequent to a Regular Interest Record Date but prior to the related Interest Payment Date, will be payable to the Holders thereof registered as such on the applicable Regular Interest Record Dates for such instalments.
4.02	Right to Repay Principal Amount in Common Shares on Maturity.
     (1) The Corporation may, at its option and subject to receiving all applicable regulatory approvals, elect to satisfy its obligation to repay on the Maturity Date the principal amount of all, but not less than all, of the Debentures by delivering to the Holders, not less than 40 days and not more than 60 days prior to the Maturity Date, a maturity notice in the form of Schedule C-1 (the “Maturity Notice”) and on the Maturity Date, for each $1,000 principal amount of Debentures, issuing and delivering to Holders that number of fully paid and non-assessable Common Shares equal to the Conversion Number (the “Share Repayment Right”).
     (2) The Corporation will be required to provide the Maturity Notice only if it determines to exercise the Share Repayment Right.

     (3) The Corporation’s right to exercise the Share Repayment Right will be conditional upon the following conditions being met on the Business Day preceding the Maturity Date:
(a)	the Common Shares to be issued on exercise of the Share Repayment Right will be issued from treasury of the Corporation and will be Freely Tradeable in each provinces and territory of Canada and fully paid and non-assessable;

(b)	the listing or quoting of such additional Common Shares on a Recognized Stock Exchange;

(c)	the Corporation being a reporting issuer or equivalent in good standing or equivalent under Applicable Securities Laws in the Province of Ontario and the other jurisdictions in which the beneficial Holders of the Debentures that are being repaid on maturity, if reasonably ascertainable, are resident (unless not in Canada);

(d)	no Event of Default will have occurred and be continuing;

(e)	the receipt by the Trustee of a Certificate of the Corporation stating that conditions (a), (b), (c) and (d) above have been satisfied and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of Common Shares on the Maturity Date; and

(f)	the receipt by the Trustee of an Opinion of Counsel to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this First Supplemental Indenture in payment of the principal amount of the Debentures outstanding, will be validly issued as fully paid and non-assessable, that conditions (a) and (b) above have been satisfied and that, relying exclusively on certificates of good standing issued by the relevant securities regulatory authorities, condition (c) above is satisfied, except that the opinion in respect of condition (c) need not be expressed with respect to those provinces where such certificates are not issued.
If the foregoing conditions are not satisfied by the close of business on the Business Day preceding the Maturity Date, the Corporation will pay in cash 100% of the principal amount of the Debentures that would otherwise have been satisfied in Common Shares, unless the Debentureholder waives the conditions that are not satisfied.
     (4) In the event that the Corporation exercises its Share Repayment Right, upon presentation and surrender of the Debentures for payment at maturity at any place where a register is maintained or any other place specified in the Maturity Notice, the Corporation will pay or cause to be paid in money or by cheque to the Holder all accrued and unpaid interest to the Maturity Date and the cash equivalent contemplated for fractional shares in Section 4.04, if any, in both cases less any Taxes required to be deducted, if any, and the Corporation will, on the Maturity Date, send to the Trustee on account of the Holder certificates representing the Common Shares to which such Holder is entitled.

4.03	Completion of Conversion.
     (1) Subject to Sections 4.01, at least five Business Days before the date of conversion set forth in a Notice of Conversion, the Corporation will deliver to the Trustee on account of the Holder for delivery to each Holder whose Debentures are to be converted pursuant to Section 4.01, for each $1,000 principal amount of Debentures to be converted: (a) certificates for the Common Shares to which the Holder is entitled; and (b) if the Holder has elected to convert a principal amount of Debentures (the “exercised amount”) which is less than the principal amount of all Debentures of which such Person is the Holder immediately prior to such exercise (the “registered amount”), Debentures registered in the name of such Holder in an aggregate principal amount equal to the amount by which the registered amount exceeds the exercised amount, less in all cases any Taxes required to be deducted.
     (2) At least four Business Days before the date of conversion set forth in a Notice of Conversion and prior to the delivery of certificates for Common Shares pursuant to Section 4.03(1), the Corporation will deliver to the Trustee on account of each such Holder a certified cheque, bank draft or electronic funds transfer for the amount of all accrued and unpaid interest on such Debentures and the amount in respect of any fractional Common Shares to be paid in accordance with Section 4.04, if any, less any Taxes required to be deducted.
     (3) All Debentures converted in whole or in part will be delivered to and cancelled by the Trustee in accordance with Article 8 and the Trustee will amend the register maintained by it accordingly.
4.04	Fractional Shares.
     No fractional Common Shares will be delivered upon the conversion of Debentures or exercise of the Share Repayment Right but, in lieu thereof, the Corporation will pay to the Holders, or to the Trustee on account of the Holders if necessary, at the time contemplated in Section 4.02(4) or 4.03(2), as the case may be, the cash equivalent thereof determined on the basis of the Current Market Price of Common Shares as at the date of maturity or conversion, as applicable, less any Taxes required to be deducted.
4.05	Relating to the Issue of Common Shares.
     (1) A Holder will be treated as the shareholder of record of the Common Shares issued on due conversion of its Debentures or due exercise by the Corporation of its Share Repayment Right, and the issuance of Common Shares will be deemed to have occurred for all purposes, effective immediately after the close of business on the date of conversion, in the case of Section 4.01 or the close of business on the Maturity Date, in the case of Section 4.02 and such Holder will be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including stock dividends and dividends or distributions in kind) thereon and arising thereafter and before such Common Shares are delivered or sent and in the event that the Trustee receives the same, it will hold the same in trust for the benefit of such Holder.
     (2) The Corporation will at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited) solely for the purpose of issue and delivery upon the conversion of Debentures or the exercise of the Share Repayment Right as provided herein, and will issue to Debentureholders who may exercise their conversion rights hereunder or to whom Common Shares will be issued pursuant to exercise of the Share Repayment Right, such number of Common Shares as will be issuable in such events.
     (3) The Corporation will comply with all Applicable Securities Laws regulating the issue and delivery of Common Shares upon conversion of Debentures or exercise of the Share Repayment Right.
4.06	Taxes and Charges on the Issue of Common Shares.
     The Corporation will from time to time promptly pay, or make provision satisfactory to the Trustee for the payment of, all Taxes and charges that may be imposed by the laws of Canada or any province thereof and that will be payable with respect to the issuance or delivery of Common Shares to Holders upon the conversion of Debentures or exercise of the Share Repayment Right pursuant to the terms of the Debentures and this First Supplemental Indenture. The Trustee will have no obligation to determine when such Taxes and charges are payable or to verify the calculation thereof.
4.07	Alternate Election and Exchange
     (1) Notwithstanding any other provision in this Article 4, in the event that section 51 of the Income Tax Act (Canada) does not apply to a proposed conversion of Debentures pursuant to this Article 4, the Corporation will, upon written request by a Holder, execute a joint tax election under subsection 85(1) or 85(2) of the Income Tax Act (Canada), and the corresponding provisions of any applicable provincial tax legislation, delivered to it by the Holder in order to permit the conversion of the Debentures to be undertaken on a tax-deferred basis. Compliance with the requirements to ensure the validity of a joint tax election on a timely basis will be the sole responsibility of the Holder making the election and the Corporation assumes no responsibility or liability for the failure to properly prepare, execute and file a valid election or for the late filing of an election.
     (2) In the event that section 51 of the Income Tax Act (Canada) does not apply to a proposed conversion of Debentures pursuant to this Article 4, the Holder will have the right at its option, in lieu of the right to convert its Debentures pursuant to Section 4.01(1), to require the Corporation to purchase each $1,000 principal amount of its Debentures in exchange for that number of Common Shares equal to the Conversion Number, and in all other respects the terms of this Indenture respecting the conversion of such Debentures will apply mutatis mutandis.
ARTICLE 5 — ADJUSTMENTS
5.01	Adjustment of Conversion Price.
     (1) The Conversion Price in effect at any date will be subject to adjustment from time to time in the events and in the manner provided in this Article 5.
     (2) If and whenever at any time after the date hereof and prior to the Maturity Date, the Corporation:

(a)	issues Common Shares or securities convertible into or exchangeable for Common Shares to the holders of all or substantially all of the outstanding Common Shares as a stock dividend or otherwise;

(b)	makes a distribution on its outstanding Common Shares to the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities convertible into or exchangeable for Common Shares (other than an issue of Common Shares to holders of Common Shares pursuant to a right granted to such holders to receive such Common Shares in lieu of Dividends Paid in the Ordinary Course);

(c)	subdivides its outstanding Common Shares into a greater number of Common Shares; or

(d)	reduces, combines or consolidates its outstanding Common Shares into a smaller number of Common Shares,
(any of such events in subsections (a), (b), (c) and (d) being called a “Common Share Reorganization”), then the Conversion Price then in effect will be adjusted effective immediately on the effective date or record date for the happening of a Common Share Reorganization, as the case may be, at which the holders of Common Shares are determined for the purpose of the Common Share Reorganization, so that it will equal the price determined by multiplying the Conversion Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which will be the total number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which will be the total number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date).
     (3) If and whenever at any time after the date hereof and prior to the Maturity Date, the Corporation fixes a record date for the issue of rights, options or warrants to the holders of all or substantially all of the outstanding Common Shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or at an exchange price or conversion price per share during the Rights Period to the holder in the case of securities exchangeable for or convertible into Common Shares) which is less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being called a “Rights Offering”), then the Conversion Price will be adjusted effective immediately after the end of the Rights Period so that it will equal the price determined by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:
     (a) the numerator of which will be the aggregate of:
(i)	the total number of Common Shares outstanding as of the record date for the commencement of the Rights Offering, and

(ii)	a number determined by dividing (I) either (x) the product of the number of Common Shares issued or subscribed for during the Rights Period upon the exercise of the rights, warrants or options under the Rights Offering and the price at which such Common Shares are offered for such issue or subscription, or, as the case may be, (y) the product of the exchange price or conversion price of such securities exchangeable for or convertible into Common Shares and the number of Common Shares for or into which the securities so offered pursuant to the Rights Offering could have been exchanged or converted during the Rights Period, by (II) the Current Market Price of the Common Shares as of the record date for the commencement of the Rights Offering, and
(b)	the denominator of which will be the number of Common Shares outstanding, or the number of Common Shares which would be outstanding if all the exchangeable or convertible securities were exchanged for or converted into Common Shares during the Rights Period, after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering.
     Any Debentureholder who has exercised the right to convert to Common Shares in accordance with Article 4 during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period for the Rights Offering will, in addition to the Common Shares to which that holder would otherwise be entitled upon such conversion, be entitled to that number of additional Common Shares equal to the result obtained when the difference, if any, between the Conversion Price in effect immediately prior to the end of such Rights Offering and the Conversion Price as adjusted for such Rights Offering pursuant to this Section 5.01(3) is multiplied by the number of Common Shares received upon the conversion of the Debentures held by such Holder during such period, and the resulting product is divided by the Conversion Price as adjusted for such Rights Offering pursuant to this Section 5.01(3); provided that the provisions of Section 4.03 will be applicable to any fractional interest in a Common Share to which such Holder might otherwise be entitled under the foregoing provisions of this Section 5.01(3). Such additional Common Shares will be deemed to have been issued to the Debentureholder immediately following the end of the Rights Period and a certificate for such additional Common Shares will be delivered to such Holder within 15 Business Days following the end of the Rights Period. To the extent that any such rights, options or warrants are not so exercised on or before the expiry thereof, the Conversion Price will be readjusted to the Conversion Price which would then be in effect based on the number of Common Shares (or the securities convertible into or exchangeable for Common Shares) actually delivered on the exercise of such rights, options or warrants.
     (4) If and whenever at any time after the date hereof and prior to the Maturity Date, the Corporation fixes a record date for the issue or the distribution to the holders of all or substantially all of the outstanding Common Shares of (i) securities of the Corporation, including rights, options or warrants to acquire securities of the Corporation or any of its property or assets and including cash and evidences of indebtedness; or (ii) any property or other assets, including cash and evidences of indebtedness, and if such issuance or distribution does not constitute a Dividend Paid in the Ordinary Course, a Common Share Reorganization, a Rights Offering or a distribution contemplated by Section 5.01(3) (any of such non-excluded events being called a “Special

Distribution”), then the Conversion Price will be adjusted effective immediately after such record date so that it will equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction:
(a)	the numerator of which will be:
(i)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; less

(ii)	the fair market value, as determined by action by the Board of Directors (whose determination, subject to the consent of a Recognized Stock Exchange, will be conclusive), to the holders of Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and
(b)	the denominator of which will be the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date.
     To the extent that any Special Distribution is not so made, the Conversion Price will be readjusted effective immediately to the Conversion Price which would then be in effect based upon such securities or property or other assets as actually distributed.
     (5) If and whenever at any time after the date hereof and prior to the Maturity Date, there is a reclassification of the Common Shares at any time outstanding or change of the Common Shares into other shares or into other securities or other capital reorganization (other than a Common Share Reorganization), or a consolidation, amalgamation or merger of the Corporation with or into any other corporation or other entity (other than a vertical short-form amalgamation with one or more of its Wholly-Owned Subsidiaries pursuant to the Canada Business Corporations Act), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a “Capital Reorganization”), any Holder of Debentures who exercises the right to convert Debentures into Common Shares pursuant to Debentures then held after the effective date of such Capital Reorganization will be entitled to receive, and will accept for the same aggregate consideration in lieu of the number of Common Shares to which such Holder was previously entitled upon such conversion, the aggregate number of shares, other securities or other property that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the holder had been the registered holder of the number of Common Shares to which such holder was previously entitled upon conversion subject, however, to any requirements necessary to ensure that the interest payable on the Debentures will be and will remain exempt from Canadian withholding tax including the requirement in effect on the date hereof for so long as such requirement is in effect that a Holder of Debentures will not be entitled to receive shares, other securities or property other than securities that are “prescribed securities” as defined in Regulation 6208 to the Income Tax Act (Canada) on or prior to five years after the date of issue of the Debentures. Subject to the preceding sentence, the Corporation will take all steps necessary to ensure that, on a Capital Reorganization, the Holders of Debentures will receive the aggregate number of shares, other securities or other property to which they are entitled as a result of the Capital Reorganization. Appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Article 5 with respect to the rights and interests thereafter of Holders of Debentures to the end that the provisions set forth in this Article 5 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the conversion of any Debenture. Prior to or concurrent with effecting a Capital Reorganization, the Corporation will enter into an indenture supplemental hereto approved by action of the Board of Directors and by the Trustee, relying on advice of counsel, that will set forth an appropriate adjustment to give effect to this Section 5.01(5), in which event such adjustment will for all purposes be conclusively deemed to be an appropriate adjustment, subject to any required prior consent of a Recognized Stock Exchange.
     (6) If the purchase price provided for in any rights, options or warrants (the “Rights Offering Price”) referred to in Sections 5.01(3) or (4) is decreased, the Conversion Price will forthwith be changed so as to decrease the Conversion Price to the Conversion Price that would have been obtained if the adjustment to the Conversion Price made under Section 5.01(3) or (4), as the case may be, with respect to such rights, options or warrants had been made on the basis of the Rights Offering Price as so decreased, provided that the terms of this Section 5.01(6) will not apply to any decrease in the Rights Offering Price resulting from terms in any such rights, options or warrants designed to prevent dilution except to the extent that the resulting decrease in the Conversion Price under this Section 5.01(6) would be greater than the decrease, if any, in the Conversion Price to be made under the terms of this Section 5.01(6) by virtue of the occurrence of the event giving rise to such decrease in the Rights Offering Price.
     (7) In any case in which this Section 5.01 requires that an adjustment will become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event, provided, however, that the Corporation will deliver to such Holder evidence of such Holder’s right to receive such additional Common Shares upon the occurrence of such event and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the date of conversion or such later date on which such Holder would, but for the provisions of this Section 5.01(7), have become the holder of record of such additional Common Shares.
5.02	Other Adjustment of Conversion Price.
     If the Corporation takes any action affecting the Common Shares, other than an action described in Section 5.01(2), (3), (4)or (6) but including an action under Section 5.01(5), that results in a Holder of Debentures being unable, for any period of time, to exercise conversion privileges that it would otherwise be permitted to exercise due to requirements necessary to ensure that the Debentures will be and will remain exempt from Canadian withholding tax, the Conversion Price may be adjusted in such manner and at such time, or such other adjustment to the conversion privilege may be made, as the Board of Directors determine to be equitable in the circumstances, subject to any required prior consent of a Recognized Stock Exchange and subject, however, to any requirements necessary to ensure that the interest payable on the Debentures will be and will remain exempt from Canadian withholding tax. Failure of the Board of Directors to take any such action will be conclusive evidence that the Board of Directors has determined that it is equitable to make no adjustment in the circumstances.
5.03	Rules Regarding Calculation of Adjustment of Conversion Price.
     For the purposes of Sections 5.01 and 5.02:
(a)	The adjustments provided for in Sections 5.01 and 5.02 are cumulative and will be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following provisions of this Section 5.03.

(b)	No adjustment in the Conversion Price will be required unless the cumulative effect of such adjustment would result in a change of at least 1% in the prevailing Conversion Price; provided, however, that any adjustments that, except for the provisions of this Section 5.03 would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

(c)	No adjustment in the Conversion Price will be required upon the issuance from time to time of Common Shares pursuant to the Corporation’s stock option plans or share purchase plan, or any dividend reinvestment plan, as such plans may be replaced, supplemented or further amended from time to time, or in respect of the New Rights Offering (as defined in the Plan).

(d)	No adjustment in the Conversion Price will be made in respect of any of the events referred to in Sections 5.01(2)(a) and (b), Section 5.01(3)or Section 5.01(4), if Debentureholders are entitled to participate in such event on the same terms, mutatis mutandis, as if they had converted their Debentures prior to or on the effective date or record date of such event. Any such participation will be subject to any required prior consent of a Recognized Stock Exchange.

(e)	If at any time a dispute arises with respect to adjustments provided for in Section 5.01, such dispute will be conclusively determined, subject to the consent of a Recognized Stock Exchange, by the Corporation’s auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the Board of Directors and any such determination will be binding upon the Corporation, the Trustee, the Debentureholders and shareholders of the Corporation; such auditors or accountants will be given access to all necessary records of the Corporation. If any such determination is made, the Corporation will deliver a Certificate of the Corporation to the Trustee describing such determination, and the Trustee will be entitled to act and rely upon such Certificate of the Corporation.

(f)	If the Corporation sets a record date to determine the holders of Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, legally abandons its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Conversion Price will be made.
(g)	In the absence of a resolution of the Board of Directors fixing a record date for a Special Distribution or Rights Offering, the Corporation will be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.
     For greater certainty, Debentureholders will have no right to convert Debentures into any security other than Common Shares unless an appropriate adjustment is made by and set forth in an indenture supplemental hereto.
5.04	Certificate as to Adjustment.
     The Corporation will from time to time, immediately after the occurrence of any event that requires an adjustment or readjustment as provided in Section 5.01 or 5.02, deliver a Certificate of the Corporation to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and the Trustee will be entitled to act and rely upon such Certificate of the Corporation. Such Certificate of the Corporation and the amount of the adjustment specified therein will be conclusive and binding on all parties in interest. Until such Certificate of the Corporation is received by the Trustee, the Trustee may act and be protected in acting on the presumption that no adjustment has been made or is required. Except in respect of any subdivision, reduction, combination or consolidation of the Common Shares contemplated by Section 5.01(2)(a), the Corporation will forthwith give notice to the Debentureholders specifying the event requiring such adjustment or readjustment and the amount thereof, including the resulting Conversion Price; provided that if the Corporation has given notice under Section 5.05 covering all the relevant facts in respect of such event, no such notice need be given under this Section 5.04.
5.05	Notice of Special Matters.
     The Corporation covenants that, so long as any Debentures remain outstanding, it will give notice to the Trustee and to the Debentureholders of its intention to fix a record date for any event referred to in Section 5.01(2), (3), (4) or (5) (other than the subdivision, reduction, combination or consolidation of Common Shares contemplated by Section 5.01(2)(a)) or a cash dividend (other than a Dividend Paid in the Ordinary Course) that may give rise to an adjustment in the Conversion Price, or other adjustment, and such notice must specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation will only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice must be given not less than 14 days prior to the applicable record date in the case of an event referred to in Section 5.01(2), (3) or (4) and 30 days prior to the applicable record date in the case of an event referred to in Section 5.01(5).
5.06	Notice of Expiry of Conversion Right.
     The Corporation covenants that, so long as any Debentures remain outstanding, it will give notice to the Trustee and the Debentureholders in the manner provided in the Principal Indenture,

not less than 21 days prior to the Maturity Date, of the expiry of the right of the Holders of the Debentures to convert their Debentures.
5.07	Protection of Trustee.
     The Trustee (even if it were to act as conversion agent hereunder) will not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist that may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same; and will not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or other property that may at any time be issued or delivered upon the conversion of any Debenture; will not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article 5.
ARTICLE 6 — RANKING OF DEBENTURES
6.01	Ranking.
     The Corporation covenants and agrees, and each Debentureholder, by its acceptance thereof, likewise agrees, that the payment of the principal of and of any interest on the Debentures ranks pari passu with all Senior Debt whether outstanding on the date of this First Supplemental Indenture or thereafter incurred.
ARTICLE 7 - ADDITIONAL COVENANTS OF THE CORPORATION WITH RESPECT TO THE DEBENTURES
7.01	Additional Covenants.
     (1) The Corporation covenants and agrees with the Trustee for the benefit of the Holders that:
(a)	it will take all reasonable steps and actions and do all such acts and things as may be required to: (i) as long as it meets the minimum listing requirements of such institutions, maintain the listing and posting for trading of the Debentures and the Common Shares on a Recognized Stock Exchange, and (ii) maintain its status as a reporting issuer, or the equivalent thereof, not in default of the requirements of Applicable Securities Laws of Canada; and

(b)	it will, at the relevant times and upon exercise of the relevant rights or elections, comply and take all measures necessary to comply at all times with Sections 3.06(2), 4.01(3) and 4.02(3) including, make application for any order, ruling, registration or filing or give any notice required under Applicable Securities Laws.
     (2) The Trustee will have no obligation to verify information relating to the Corporation’s compliance with this Section 7.01 and may act and rely upon all information provided by the Corporation with respect to such compliance, without independent inquiry.

ARTICLE 8 — SATISFACTION AND DISCHARGE
8.01	Cancellation and Destruction.
     All matured Debentures will forthwith after payment thereof be delivered to the Trustee or to a Person appointed by it or by the Corporation with the approval of the Trustee and cancelled. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture, in the Trustee’s sole discretion, may be destroyed by or under the direction of the Trustee by cremation or otherwise (in the presence of a representative of the Corporation, if the Corporation so requires) and the Trustee will prepare and retain upon request a certificate of such destruction and deliver a duplicate thereof to the Corporation.
8.02	Non-Presentation of Debentures.
     If the Holder of any Debenture fails to present the same for payment within 30 days of the date on which the principal thereon or represented thereby becomes payable at maturity or otherwise or fails within such 30 day period to accept payment on account thereof, accept Common Shares issued and delivered pursuant to the provisions hereof or give such receipt therefor, if any, as the Trustee may require:
(a)	the Corporation will be entitled to pay or issue and deliver, as the case may be, to the Trustee and direct the Trustee to set aside; or

(b)	in respect of money in the hands of the Trustee that may or should be applied to the payment of the Debentures, the Corporation will be entitled to direct the Trustee to set aside, the principal and interest, or the Common Shares, as the case may be, in trust to be paid or delivered, as the case may be, without interest to the Holder of such Debenture, upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal and interest payable on or represented by each Debenture in respect whereof such money or Common Shares have been set aside will be deemed to have been paid and the Holder thereof will thereafter have no right in respect thereof, except that of receiving payment of the money or the Common Shares so set aside by the Trustee upon due presentation and surrender by the Holders of such Debenture, subject always to the provisions of Section 8.03.
8.03	Repayment of Unclaimed Money or Common Shares to Corporation.
     Any money or Common Shares in the hands of the Trustee and set aside under Section 8.02 and not claimed by and paid or delivered as provided in Section 8.02, to Holders of Debentures within two years after the date of such setting aside must be repaid or delivered to the Corporation by the Trustee on demand, and thereupon the Trustee will be released from all further liability with respect to such money and Common Shares and thereafter the Holders of the Debentures in respect of which such money and Common Shares were so repaid or delivered to the Corporation will have no rights in respect thereof, except to obtain payment of the money or delivery of the Common Shares due thereon from the Corporation upon due presentation and surrender by the Holder of such Debentures without interest.

8.04	Release from Covenants.
     Upon Written Request and proof being given to the reasonable satisfaction of the Trustee that the principal of all the Debentures and interest thereon and other money payable hereunder have been paid or satisfied or that all the Debentures then outstanding having matured and, such payment having been duly and effectually provided for by payment to the Trustee or otherwise, and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to these presents and all interest thereon and the remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee will, at the request and at the expense of the Corporation, execute and deliver to the Corporation such deeds or other instruments as are requisite to release the Corporation from the terms of the First Supplemental Indenture and the terms of the Principal Indenture relating to the Debentures, except those relating to the indemnification of the Trustee and issue and delivery of Common Shares in connection with the exercise of rights of conversion pursuant to Article 4.
ARTICLE 9 - COMMON SHARE INTEREST PAYMENT ELECTION
9.01	Interest Payment Election by Delivery of Common Shares to be Liquidated.
     (1) Provided that no Event of Default has occurred and is continuing under this Indenture and that all applicable regulatory approvals have been obtained (including any required approval of any stock exchange on which the Common Shares are then listed and any other required regulatory approval to permit the Trustee to carry out its obligations under this Section 9.01), the Corporation will have the revocable right, from time to time, to make a Share Interest Payment Election in respect of all or any part of any Interest Obligation by delivering a Share Interest Payment Election Notice to the Trustee by no later than the earlier of: (i) the date required by Applicable Law or the rules of any stock exchange on which the Common Shares are then listed, or (ii) the day that is 15 Business Days prior to the Interest Payment Date to which the Share Interest Payment Election relates.
     (2) Upon receipt of a Share Interest Payment Election Notice, the Trustee will, in accordance with this Article 9 and such Share Interest Payment Election Notice, deliver Common Share Bid Requests to the investment banks, brokers or dealers identified by the Corporation, in its absolute discretion, in the Share Interest Payment Election Notice. In connection with the Share Interest Payment Election, the Trustee will have the power, on behalf of the Corporation, to: (i) accept delivery of the Common Shares from the Corporation and process the Common Shares in accordance with the Share Interest Payment Election Notice, (ii) accept bids with respect to, and consummate sales of, such Common Shares, each as the Corporation will direct in its absolute discretion, through the investment banks, brokers or dealers identified by the Corporation in the Share Interest Payment Election Notice, (iii) invest the proceeds of such sales on the direction of the Corporation in Canadian Government Obligations that mature at least three Business Days prior to an applicable Interest Payment Date or use such proceeds to pay all or part of the Interest Obligation in respect of which the Share Interest Payment Election was made or both and (iv) perform any other action necessarily incidental thereto.
     (3) The Share Interest Payment Election Notice must provide for, and all bids must be subject to, the right of the Corporation, by delivering written notice to the Trustee at any time prior to the consummation of such delivery and sale of the Common Shares on the Common Share

Delivery Date, to withdraw the Share Interest Payment Election (which will have the effect of withdrawing each related Common Share Bid Request), whereupon the Corporation will be obliged to pay in cash the Interest Obligation in respect of which the Share Interest Payment Election Notice has been delivered. The Trustee will be fully indemnified by the Corporation in respect of any withdrawal of a Share Interest Payment Election or any termination of bids or contracts for the issuance or sales of Common Shares entered into by the Trustee on behalf of the Corporation.
     (4) Any sale of Common Shares pursuant to this Article 9 may be made to one or more Persons whose bids are solicited, but all such sales with respect to a particular Share Interest Payment Election will take place concurrently on the Common Share Delivery Date.
     (5) The amount received by a Holder of a Debenture in respect of the Interest Obligation will not be affected by whether or not the Corporation elects to satisfy the Interest Obligation pursuant to a Share Interest Payment Election.
     (6) The Trustee must inform the Corporation promptly following receipt of any bid or bids for Common Shares solicited pursuant to the Common Share Bid Requests. The Trustee will accept such bid or bids as the Corporation (in its absolute discretion) directs by Written Order. In connection with any bids so accepted, the Corporation, the Trustee (if required by the Corporation in its absolute discretion) and the applicable bidders must, not later than the Common Share Delivery Date, enter into Common Share Purchase Agreements and will comply with all Applicable Securities Laws, including the securities rules and regulations of any stock exchange on which the Common Shares are then listed. The Corporation will, if so requested by the Trustee, deliver to the Trustee an Opinion of Counsel that such Common Share Purchase Agreements so comply with such Applicable Securities Laws or regulations of any stock exchange on which the Common Shares are then listed. The Corporation will pay all fees and expenses in connection with the Common Share Purchase Agreements including the fees and commissions charged by the investment banks, brokers and dealers and the standard fees of the Trustee generally charged for this service.
     (7) Provided that (i) all conditions specified in each Common Share Purchase Agreement to the closing of all sales thereunder have been satisfied, other than the delivery of the Common Shares to be sold thereunder against payment of the purchase price thereof, and (ii) the purchasers under each Common Share Purchase Agreement must be ready, willing and able to perform thereunder, in each case on the Common Share Delivery Date, the Corporation will, on the Common Share Delivery Date, deliver to the Trustee the Common Shares to be sold on such date, an amount in cash equal to the difference between the applicable Interest Obligation and the anticipated net proceeds of the Common Shares to be sold and a Certificate of the Corporation, upon which the Trustee may act and rely absolutely without any further enquiry, to the effect that all conditions precedent to such sales, including those set forth in this Indenture and in each Common Share Purchase Agreement, have been satisfied. Upon such deliveries, the Trustee will consummate such sales on such Common Share Delivery Date by the delivery of the Common Shares to such purchasers against payment to the Trustee in immediately available funds of the purchase price therefor.
     (8) The Trustee will, on the Common Share Delivery Date, use the sale proceeds of the Common Shares (together with any cash received from the Corporation) to purchase, on behalf of and for the account of the Corporation and on the direction of the Corporation in writing, Canadian Government Obligations that mature at least three Business Days prior to the applicable Interest Payment Date and that the Trustee is required to hold until maturity (the “Common Share Proceeds Investment”) and will, on such date, deposit the balance, if any, of such sale proceeds in the Property Account for such Debentures. At least one Business Day prior to the Interest Payment Date, the Trustee will deposit amounts from the proceeds of the Common Share Proceeds Investment in the Property Account to bring the balance of the Property Account to the Share Interest Payment Election Amount. On the Interest Payment Date, the Trustee will pay the funds held in the Property Account to the Holders of record of the Debentures on the Interest Payment Date (less such amount of Taxes as determined by the Corporation as required to be deducted, if any) and, provided that there is no Event of Default, will remit amounts, if any, in respect of income earned on the Common Share Proceeds Investment or otherwise in excess of the Share Interest Payment Election Amount to the Corporation.
     (9) Neither the making of a Share Interest Payment Election nor the consummation of sales of Common Shares on a Common Share Delivery Date will (i) result in the Holders of the Debentures not being entitled to receive on the applicable Interest Payment Date cash in an aggregate amount equal to the Interest Obligation payable on such date, or (ii) entitle such Holders to receive any Common Shares in satisfaction of such Interest Obligation.
9.02	Interest Payment Election by Delivery of Debenture
     (1) Provided that all applicable regulatory approvals have been obtained (including any required approval of any stock exchange on which the Debentures are then listed), the Corporation may, at its option, pay all, or any part, of any Interest Obligation by delivering to the Holders, Debentures in lieu of cash payments of interest pursuant to Section 2.06 and the terms of the Debentures (the “Debenture Interest Payment Election”) by giving notice (the “Debenture Interest Payment Election Notice”) to the Trustee by no later than the earlier of: (i) the date required by Applicable Law or the rules of any stock exchange on which the Debentures and Common Shares are then listed, or (ii) the day that is 15 Business Days prior to the record date for the Interest Payment Date to which the applicable interest payment relates.
     (2) The Corporation will, not less than three Business Days prior to the applicable Interest Payment Date, deliver to Holders that number of Debentures in an aggregate principal amount equal to the interest amount not paid in cash on the Interest Payment Date; provided that the Corporation may at its option make any interest payment not exceeding $1,000 to any Holder in money.
     (3) The Corporation will be required to provide the Debenture Interest Payment Election Notice only if it determines to exercise the Debenture Interest Payment Election.
     (4) The Corporation’s right to exercise the Debenture Interest Payment Election will be conditional upon the following conditions being met on the date that is three Business Days preceding the applicable Interest Payment Date:
(a)	all applicable regulatory approvals have been obtained (including any required approval of any stock exchange on which the Debentures are then listed);

(b)	the Debentures to be issued on exercise of the Debenture Interest Payment Election will be issued from treasury of the Corporation and will be Freely Tradeable in each province and territory of Canada;

(c)	the listing or quoting of such additional Debentures on a Recognized Stock Exchange;

(d)	the Corporation being a reporting issuer or equivalent in good standing or equivalent under Applicable Securities Laws in the Province of Ontario and the other jurisdictions in which the beneficial Holders of the Debentures that are being paid on interest, if reasonably ascertainable, are resident (unless not in Canada);

(e)	no Event of Default will have occurred and be continuing;

(f)	the receipt by the Trustee of a Certificate of the Corporation stating that conditions (a), (b), (c) and (d) above have been satisfied and setting forth the number of Debentures to be delivered; and

(g)	the receipt by the Trustee of an Opinion of Counsel to the effect that such Debenture have been duly authorized and, when issued and delivered pursuant to the terms of this First Supplemental Indenture in payment of the interest amount on the Debentures outstanding, will be validly issued, that conditions (b) and (c) above have been satisfied and that, relying exclusively on certificates of good standing issued by the relevant securities regulatory authorities, condition (d) above is satisfied, except that the opinion in respect of condition (d) need not be expressed with respect to those provinces where such certificates are not issued.
ARTICLE 10 — MISCELLANEOUS PROVISIONS
10.01	Confirmation of Principal Indenture
     The Principal Indenture, as amended and supplemented by this First Supplemental Indenture, is in all respects confirmed.
10.02	Acceptance of Trusts
     The Trustee hereby accepts the trusts in this First Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions and subject to the provisions set forth in the Indenture.
10.03	Protection of Trustee
     The Trustee will not be obligated under any circumstances whatsoever in the fulfilment of any the circumstances and obligations hereunder, to expend or risk its funds, nor does the Trustee make any representation as to the validity or sufficiency of the First Supplemental Indenture, including but not limited to the recitals hereof.

10.04	Counterparts and Formal Date
     This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all of which will together constitute one and the same instrument and notwithstanding their date of execution will be deemed to bear a date as of • , 2006.
10.05	Joint Trustees
     Notwithstanding anything to the contrary contained in this First Supplemental Indenture, it is hereby agreed and understood as between the U.S. Trustee and the Canadian Trustee that: (i) the U.S. Trustee is appointed hereunder solely for the purpose of satisfying Section 310(a) of the TIA, and such other sections of the TIA that expressly require a U.S. Trustee to act; (ii) the U.S. Trustee will not be subject to Canadian law; and (iii) the U.S. Trustee will have no obligation whatsoever in any capacity whatsoever (including, but not limited to the capacity of Paying Agent, Registrar, or Transfer Agent) under this First Supplemental Indenture or to administer this First Supplemental Indenture or the Debt Securities issued hereunder or under any Supplemental Indentures, except as set forth in clause (i), and the Canadian Trustee will be responsible for (a) the matters set forth in this clause (iii) and (b) to enforce this First Supplemental Indenture and exercise all rights and remedies on behalf of Holders hereunder; provided, however, that upon an Event of Default, the U.S. Trustee will exercise rights and remedies solely under U.S. law on behalf of U.S. Holders.
     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and attested by their duly authorized officers, as of the day and year first above written.

STELCO INC.

Per:

Name:
Title:

Per:

Name:
Title:

CIBC MELLON TRUST COMPANY, as Canadian Trustee

Per:

Name:
Title:

Per:

Name:
Title:

THE BANK OF NEW YORK, as U.S. Trustee
Per:

Name:
Title:

SCHEDULE A
FORM OF DEBENTURE
[INSERT LOGO]
STELCO INC.
No. •
A corporation incorporated under the Canada Business Corporations Act
CUSIP •
5% CONVERTIBLE UNSECURED DEBENTURES DUE 2011
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED (“CDS”) TO THE CORPORATION OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS AN INTEREST HEREIN. THIS CERTIFICATE IS SUBJECT TO A MASTER LETTER OF REPRESENTATION OF THE CORPORATION TO CDS, AS SUCH LETTER MAY BE REPLACED OR AMENDED FROM TIME TO TIME.
     STELCO INC. (the “Corporation”), for value received, hereby acknowledges itself indebted and promises to pay to the order of CDS & Co. as nominee for CDS on • , 2011 (the “Maturity Date”), or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture hereinafter mentioned, the principal sum of
• DOLLARS ($• )
in lawful money of Canada as set out in the principal amount grid attached hereto, on presentation and surrender of this Debenture at the principal office of CIBC Mellon Trust Company in the City of Toronto, and to pay interest on the principal amount hereof at the rate of 5% per annum from • , 2006 or from the most recent Interest Payment Date to which interest has been paid or made available for payment on the Debentures then outstanding, whichever is later, in like money in equal semi-annual instalments in arrears on • and • in each year (each such date an “Interest Payment Date”), commencing • , 2006, with overdue interest, if any, at the same rate after as well as before maturity and after as well as before default in payment of principal or interest.

     Subject to hereinafter provided, as interest on this Debenture becomes due, the Corporation (except in the case of payment of interest at maturity or on redemption or repurchase, at which time payment of interest, if any, will be made upon surrender of this Debenture and in the event of conversion, payment of interest, if any, will be made immediately prior to completion of such conversion less in all cases any Taxes required by Applicable Law to be deducted or withheld) will forward or cause to be forwarded by courier or ordinary post to the registered address of the registered Holder of the Debenture for the time being, or in the case of joint Holders to the registered address of one of such joint Holders, or in accordance with the procedures established by CDS if this is a Book-Entry Only Debenture, a cheque or electronic funds transfer for such interest, less any Taxes required by law to be deducted or withheld, payable to the order of such Holder or Holders and negotiable at par. The forwarding of such cheque or electronic funds transfer will satisfy and discharge the liability for interest on this Debenture to the extent of the sum represented thereby (plus the amount of any Taxes deducted or withheld as aforesaid), unless such cheque, if any, is not paid on presentation. The Corporation may, at its option, subject to receipt of all necessary regulatory approvals, pay interest in additional Debentures in lieu of cash payments of interest (the “Debenture Interest Payment Election”). The amount received by a Holder in respect of the Interest Obligation will not be affected by whether or not the Corporation elects to satisfy the Interest Obligation pursuant to a Debenture Interest Payment Election.
     This Debenture is one of the 5% Convertible Unsecured Debentures due 2011 (the “Debentures”) in the aggregate principal amount of up to $300 million dollars ($300,000,000) in lawful money of Canada plus an additional aggregate principal amount in lawful money of Canada of Debentures issued in respect of interest accruing on the Debentures issued under a Trust Indenture (the “Principal Indenture”) dated as of • , 2006, as supplemented by a First Supplemental Indenture dated as of • , 2006, providing for the creation of the Debentures (the “Supplemental Indenture” and, together with the Principal Indenture, the “Indenture”), the Indenture being made between the Corporation and CIBC Mellon Trust Company, as Canadian trustee (the “Canadian Trustee”) and The Bank of New York, as U.S. Trustee (together with the Canadian Trustee, the “Trustee”). Reference is hereby made to the Indenture for a description of the rights of the Holders of the Debentures, the Corporation and the Trustee and of the terms and conditions upon which the Debentures are issued and held, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which provisions the Holder of this Debenture, by acceptance hereof, agrees. To the extent that the terms and conditions stated in this Debenture conflict with the terms and conditions of the Indenture, the latter prevails. All capitalized terms used herein have the meaning ascribed thereto in the Indenture unless otherwise indicated.
     The Debentures are issuable as fully registered Debentures in denominations of $1,000 and integral multiples of $1,000 except with respect to additional Debentures issued in lieu of cash payments of interest, which additional Debentures may be issued in any denomination. The Debentures of any authorized denomination may be exchanged, as provided in the Indenture, for Debentures in equal aggregate principal amount.
     This Debenture and all other Debentures certified and issued under the Indenture rank pari passu with one another and all Senior Debt, in accordance to their tenor without discrimination, preference or priority. The Indenture does not contain any financial covenants or restrictions on the Corporation’s ability to pay dividends, incur additional Senior Debt or issue or repurchase securities.
     The Corporation may, at its option but subject to regulatory approval, upon not less than 40 days and not more than 60 days prior notice, elect to satisfy its obligation to repay the principal amount of the outstanding Debentures at maturity by delivery of, for each $1,000 principal amount of the Debentures, that number of fully paid and non-assessable Common Shares equal to the Conversion Number. No fractional Common Shares will be delivered to the holders of Debentures upon such share repayment, but in lieu thereof, the Corporation will make an equivalent cash payment.
     Each $1,000 principal amount of Debentures is convertible at any time and from time to time prior to the close of business on the Business Day immediately preceding maturity, or, if called for redemption or repurchase, the Business Day immediately preceding the date specified for redemption or repurchase of the Debentures, at the option of the Holder, into that number of Common Shares equal to the Conversion Number, subject to adjustment upon the occurrence of certain events specified in the Indenture. The Holder of a Debenture surrendered for conversion will be entitled to receive accrued and unpaid interest in respect thereof for the period up to but not including the date of conversion from the date of the latest Interest Payment Date. No fractional Common Shares will be delivered to the holders of Debentures upon conversion, but in lieu thereof, the Corporation will make an equivalent payment.
     At any time after the earlier of (a) the first date that both New Collective Bargaining Agreements are in effect; and (b) the first date that the VWAP for the 20 Trading Days immediately preceding such date on the stock exchange on which the greatest volume of trading in the security occurred during such 20 Trading Day period is at least $15.00, the Corporation may, at its option and subject to receiving all applicable regulatory approvals, elect to redeem all, but not less than all, of the Debentures upon not less than 30 days’ prior notice, at a redemption price equal to the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest, if any, (the “Redemption Amount”) to but not including the date selected for redemption (the “Redemption Date”). Subject to regulatory approval, the Corporation will satisfy its obligation to pay the principal portion of the Redemption Amount by issuing and delivering to Holders on the Redemption Date for each $1,000 principal amount of Debentures that number of Common Shares equal to the Conversion Number. The Holder of a Debenture so converted will be entitled to receive accrued and unpaid interest in respect thereof for the period up to but not including the Redemption Date from the date of the latest Interest Payment Date. No fractional Common Shares will be delivered to the holders of Debentures upon conversion, but in lieu thereof, the Corporation will make an equivalent cash payment.
     Upon the giving of notice by the Trustee of the occurrence of an Event of Default in accordance with the Indenture, the Debentures will become immediately due and payable.
     The Corporation must commence, within 45 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Debentures then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to but not including the Payment Date. Prior to the mailing of the notice to Holders commencing such Offer to Purchase, but in any event within 45 days following any Change of Control, the

Corporation will (i) repay in full all indebtedness of the Corporation that would prohibit the repurchase of the Debentures pursuant to such Offer to Purchase, or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Corporation to permit the repurchase of the Debentures. The Corporation will first comply with the provisions of the immediately preceding sentence before it will be required to repurchase Debentures upon the occurrence of a Change of Control.
     The Corporation may purchase Debentures in the market or by tender or private contract at any price that is agreed upon between the Corporation and the applicable Holders. Debentures purchased or redeemed by the Corporation will be cancelled and will not be reissued.
     In all cases, if Taxes are required to be deducted or withheld from a payment in cash payable to a Holder or from Debentures to be delivered to a Holder (including, without limitation, Common Shares issued as a result of the conversion of a Debenture at the option of the Holder, as a result of the redemption of a Debenture before maturity at the option of the Corporation or as a result of a repurchase of a Debenture following a Change of Control), such Holder will receive such payment less all such applicable Taxes.
     Any payments made by or on behalf of the Corporation under or with respect to the Debentures will be made free and clear of and without withholding or deduction for or on account of any Taxes, unless the Corporation or any other payor is required to withhold or deduct Taxes by Applicable Law or by the interpretation or administration thereof by the relevant Governmental Authority. If the Corporation is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Debentures, the Corporation will make such withholding or deduction and will remit the full amount withheld or deducted to the relevant Governmental Authority as and when required by Applicable Law.
     Subject to receiving applicable regulatory approvals, the Corporation will have the right to elect, from time to time, to issue and deliver Common Shares to the Trustee to raise funds in order to satisfy its Interest Obligation. Unless an Event of Default has occurred and is continuing, upon such election by the Corporation, the Trustee will have the power, on behalf of the Corporation, to (i) accept delivery of Common Shares from the Corporation, (ii) accept bids with respect to, and consummate sales of, such Common Shares, each as the Corporation directs in its absolute discretion, (iii) invest the proceeds of such sales on behalf of and for the account of the Corporation in short-term Canadian Government Obligations that mature prior to an applicable Interest Payment Date or use such proceeds to satisfy the Interest Obligation in whole or in part in respect of which the Share Interest Payment Election was made or both and (iv) perform any other action necessarily incidental thereto. The amount received by a Holder in respect of the Interest Obligation will not be affected by whether or not the Corporation elects to satisfy the Interest Obligation pursuant to a Share Interest Payment Election.
     The Indenture contains provisions for the holding of meetings of Debentureholders and rendering certain resolutions passed at such meetings by, or by instruments in writing signed by, the holders of the majority in aggregate principal amount of the Debentures outstanding binding upon all Debentureholders, subject to the provisions of the Indenture.

     This Debenture may only be transferred upon compliance with the conditions precedent in the Indenture on the register kept at the above-mentioned principal office of the Trustee and at such other place or places, if any, or by such other registrar or registrars, if any, or both, as the Corporation with the approval of the Trustee may designate, and may be exchanged at any such place, by the Holder hereof or its executors or administrators or other legal representatives or its or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee or registrar or both may prescribe, and such transfer will be duly noted thereon by the Trustee or other registrar. No transfer of any Debentures will be registered during the 15 Business Days preceding the day of the mailing of a notice of redemption of the Debentures or an offer to repurchase the Debentures upon a Change of Control and ending at the close of business on the day of such mailing or during the periods commencing on any Regular Interest Record Date or Special Interest Record Date and ending on the next following Interest Payment Date.
     This Debenture will not become obligatory for any purpose until it has been certified by the Trustee for the time being under the Indenture.
     The Holder of this Debenture, by receiving and holding same, hereby accepts and agrees to be bound by the terms, and to be entitled to the benefits of this Debenture and of the Indenture and confirms the appointment of the Trustee, the whole in accordance with and subject to the respective provisions thereof.
     IN WITNESS WHEREOF STELCO INC. has caused this Debenture to be signed by its President and Chief Executive Officer and by its Executive Vice President and Chief Financial Officer.
     DATED as of the • day of • , 2006.

STELCO INC.

By:

By:

TRUSTEE’S CERTIFICATE
     This Debenture is one of the 5% Convertible Unsecured Debentures due 2011 referred to in the within-mentioned Indenture.

CIBC MELLON TRUST COMPANY,
as Canadian Trustee

By:

Authorized Signing Officer

Date of Certification

THE BANK OF NEW YORK,
as U.S. Trustee

By:

Authorized Signing Officer

Date of Authentication:

FORM OF ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                         , whose address and social insurance number, if applicable, are set forth below, this Debenture (or $ ____ principal amount hereof*) of STELCO INC. standing in the name(s) of the undersigned in the register maintained by the Trustee with respect to such Debenture and does hereby irrevocably authorize and direct the Trustee to transfer such Debenture in such register, with full power of substitution in the premises.
Dated:

Address of Transferee:

(Street Address, City, Province and Postal Code)
Social Insurance Number of Transferee, if applicable:

*If less than the full principal amount of the within Debenture is to be transferred, indicate in the space provided above the principal amount (which must be $1,000 or an integral multiple thereof) to be transferred.
The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by an authorized officer of a Canadian chartered bank or of a major Canadian trust company or by a medallion signature guarantee from a member of a recognized medallion signature guarantee program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.
The registered Holder of this Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

Signature of Guarantor:

Authorized Officer	Signature of transferring registered Holder

Name of Institution

SCHEDULE B
FORM OF REDEMPTION NOTICE
STELCO INC.
5% CONVERTIBLE UNSECURED DEBENTURES DUE 2011
REDEMPTION NOTICE

To:	Holders of 5% Convertible Unsecured Debentures due 2011 (the “Debentures”) of Stelco Inc. (the “Corporation”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.
     Notice is hereby given pursuant to Section 3.03 of the First Supplemental Indenture dated as of • , 2006 to a Trust Indenture dated as of • , 2006 (collectively, the “Indenture”) both made between the Corporation, CIBC Mellon Trust Company, as Canadian trustee (the “Canadian Trustee”) and The Bank of New York, as U.S. trustee (together with the Canadian Trustee, the “Trustee”), that $• principal amount of Debentures outstanding will be redeemed as of • (the “Redemption Date”), upon payment of a redemption amount of • Common Shares for each $1,000 principal amount of Debentures plus all accrued and unpaid interest thereon to but excluding the Redemption Date (collectively, the “Redemption Amount”).
     The Redemption Amount will be payable upon presentation and surrender of the Debentures called for redemption at the following office of the Trustee:
199 Bay Street
Commerce Court West
Securities Level
Toronto, Ontario
M5L 1G9
     The interest upon the principal amount of Debentures called for redemption will cease to be payable from and after the Redemption Date, unless payment of the Redemption Amount will not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Redemption Amount pursuant to the Indenture.
     No fractional Common Shares will be delivered but, in lieu thereof, the Corporation will pay the equivalent thereof in cash.
     In this connection, upon presentation and surrender of the Debentures for payment on the Redemption Date, the Corporation will, on the Redemption Date, make the delivery to the

Trustee, at the above-mentioned corporate trust office, for delivery to and on account of the Holders, of certificates representing the Common Shares to which Holders are entitled together with the equivalent amount payable in lieu of fractional Common Shares.
DATED:
STELCO INC.

(Authorized Officer)

SCHEDULE C-1
FORM OF MATURITY NOTICE
STELCO INC.
5% CONVERTIBLE UNSECURED DEBENTURES DUE 2011
MATURITY NOTICE

To:	Holders of 5% Convertible Unsecured Debentures Due 2011 (the “Debentures”) of Stelco Inc. (the “Corporation”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.
     Notice is hereby given pursuant to Section 4.02 of the First Supplemental Indenture dated as of • , • to the Trust Indenture dated as of • , • (collectively, the “Indenture”) both made between the Corporation, CIBC Mellon Trust Company, as Canadian trustee (the “Canadian Trustee”) and The Bank of New York, as U.S. trustee (together with the Canadian Trustee, the “Trustee”), that the Debentures will become due and payable as of • , 2011 (the “Maturity Date”) and that each $1,000 principal amount of Debentures remains convertible, at the option of the holder thereof, into Common Shares at the Conversion Price then in effect.
     Pursuant to Section 4.02 of the First Supplemental Indenture, the Corporation hereby advises the Holders of Debentures that it will deliver to Holders of Debentures who have not elected to convert their Debentures into Common Shares prior to the Maturity Date that number of Common Shares equal to the Conversion Number for each $1,000 principal amount of Debentures. Upon presentation and surrender of the Debentures, the Corporation will pay or cause to be paid in cash to the Holder all accrued and unpaid interest to the Maturity Date, together with the equivalent representing fractional Common Shares, and will, on the Maturity Date, send to the Trustee certificates representing the Common Shares to which the Holder is entitled.
DATED: •
STELCO INC.

(Authorized Officer)

SCHEDULE C-2
FORM OF CONVERSION NOTICE
CONVERSION NOTICE

TO:	STELCO INC.

AND TO:	CIBE MELLON TRUST COMPANY

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.
     Notice is hereby given pursuant to Section 4.01 of the First Supplemental Indenture dated as of • , • to the Trust Indenture dated as of • , • (collectively, the “Indenture”) both made between Stelco Inc. (the “Corporation”), CIBC Mellon Trust Company, as Canadian trustee (the “Canadian Trustee”) and The Bank of New York, as U.S. trustee (together with the Canadian Trustee, the “Trustee”) that the undersigned registered holder of 5% Convertible Unsecured Debentures Due 2011 bearing Certificate No. • irrevocably elects to convert such Debentures* to Common Shares on the date of conversion specified below, it being understood that the accrued and unpaid interest, if any, will be paid in cash, in accordance with the terms of the Indenture referred to in such Debenture and tenders herewith the Debenture, and directs that the Common Shares of the Corporation issuable and deliverable upon such conversion be issued and delivered to the Person indicated below. (If Common Shares are to be issued in the name of a Person other than the Holder, all requisite transfer taxes must be tendered by the undersigned.)

Dated:

(Signature of Registered Holder)
Date of conversion:                                                             (which date will not be earlier than the date of delivery of this Conversion Notice to the Corporation and will not be later than the close of business on the Business Day immediately preceding the Maturity Date or the Redemption Date, as the case may be)
* If less than the full principal amount of the Debenture, indicate in the space provided below the principal amount (which must be $1,000 or integral multiples thereof) to be converted.
Principal amount to be converted $                     (must be $1,000 or integral multiplies thereof)
(Print name in which Common Shares are to be issued, delivered and registered)
Name

(Address)	(City, Province and Postal Code)
Name of guarantor:

Authorized signature:
Note: If Common Shares are to be issued in the name of a Person other than the Holder, the signature must be guaranteed by an authorized officer of a Canadian chartered bank or of a major Canadian trust company or by a medallion signature guarantee from a member of a recognized medallion signature guarantee program.

SCHEDULE D
STELCO INC.
CUSIP •
5% CONVERTIBLE UNSECURED DEBENTURES DUE 2011
PRINCIPAL AMOUNT GRID
The following grid reflects the principal amount outstanding on the attached 5% Convertible Unsecured Debentures Due 2011 (the “Debentures”) and will be adjusted at such time as the Debentures are issued, converted, redeemed or repurchased in accordance with the terms thereof. In no event will the outstanding principal amount hereunder exceed $• .

	AMOUNT INCREASED/	PRINCIPAL AMOUNT	AUTHORIZED
DATE	REDUCED	OUTSTANDING	SIGNATORY
•	—	•